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                                                                     EXHIBIT 5.1

[POWELL
GOLDSTEIN
FRAZER &
MURPHY LLP                                                        ATLANTA OFFICE
ATTORNEYS AT LAW                                     DIRECT DIAL: (404) 572-6600
LOGO]                                                               WWW.PGFM.COM


                                  May 24, 2004


World Airways, Inc.
The HLH Building
101 World Drive
Peachtree City, Georgia 30269


        Re:   REGISTRATION STATEMENT ON FORM S-8
              WORLD AIRWAYS, INC. AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN


Ladies and Gentlemen:

         We have served as counsel for World Airways, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration of an aggregate of 2,000,000 shares of the Company's common stock, par value $.001 per share (the "SHARES"), reserved for issuance under the Company's Amended and Restated 1995 Stock Incentive Plan (the "PLAN") pursuant to a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended.

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. This opinion letter is intended solely for the Company's use in connection with the registration of the Shares pursuant to the Registration Statement and may not be relied upon for any other purpose or by any other person. This opinion letter may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion letter is


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[POWELL                                                      World Airways, Inc.
GOLDSTEIN                                                           May 24, 2004
FRAZER &                                                                  Page 2
MURPHY LLP
ATTORNEYS AT LAW
LOGO]


limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter is rendered as of the date hereof, and we assume no obligation to update or supplement any opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       the Shares have been duly authorized; and

         2. upon the issuance and delivery of the Shares following receipt of lawful consideration therefor pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/  Powell, Goldstein, Frazer & Murphy LLP

                                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP